NASDAQ SYMBOL: FSLA

FIRST SENTINEL BANCORP, INC.
1000 Woodbridge Center Drive, PO Box 5003, Woodbridge, New Jersey 07095
Phone: (732) 726-9700
Internet: www.firstsentinelbancorp.com


NEWS RELEASE
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December 20, 2001                                           CONTACTS:
                                                            ---------
For Immediate Release                                       Ann C. Clancy
                                                            Investor Relations
                                                            (732) 726-9700 x5514



                        First Sentinel Names New Officers


Woodbridge, NJ, December 20, 2001. First Sentinel Bancorp, Inc. (NASDAQ: FSLA), ("First Sentinel" or the "Company"), parent company of First Savings Bank (the "Bank"), today announced two promotions, effective January 1, 2002. In the first, Mr. Thomas M. Lyons, Senior Vice President and Chief Financial Officer of First Savings Bank, was named Senior Vice President and Chief Financial Officer of First Sentinel, succeeding Christopher Martin in that position. Mr. Martin will remain the Company's Executive Vice President and Chief Operating Officer.

Mr. Lyons, a CPA, began working for the Bank in September 1999 as Chief Accounting Officer. He has held similar positions with other financial institutions in the central New

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Jersey region and previously served as an audit manager for KPMG LLP. Mr. Lyons holds a Bachelor of Science degree in accounting from Fairleigh Dickinson University.

The Board also announced the appointment of Ann C. Clancy as Corporate Secretary of the Company. Ms. Clancy currently serves as the Investor Relations Officer for the Company and as Senior Vice President, General Counsel and Corporate Secretary of First Savings Bank. Ms. Clancy has been an officer of the Bank since 1998.

First Sentinel, through its subsidiary, First Savings Bank, operates 22 branch offices in Middlesex, Monmouth, Mercer and Union Counties, New Jersey.




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